Exhibit 99.5

TERMINATION AGREEMENT

dated as of May 20, 2022

Between ZYNGA INC. and BARCLAYS BANK PLC

THIS TERMINATION AGREEMENT (this “Agreement”) with respect to the Capped Call Confirmations (as defined below) is made as of May 20, 2022, between Zynga Inc. (“Company”) and Barclays Bank plc (“Dealer”).

WHEREAS, Company issued $762,000,000 principal amount of 0.00% Convertible Senior Notes due 2026 (the “Convertible Notes”) pursuant to an Indenture dated as of December 17, 2020 between Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee;

WHEREAS, in connection with the issuance of the Convertible Notes, Company and Dealer entered into a Base Capped Call Transaction (the “Base Capped Call Transaction”) pursuant to an ISDA confirmation dated as of December 14, 2020, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 762,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Capped Call Confirmation”);

WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Capped Call Transaction (the “Additional Capped Call Transaction” and, together with the Base Capped Call Transaction, the “Capped Call Transactions”) pursuant to an ISDA confirmation dated as of December 15, 2020, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer an additional 112,500 call options (as amended, modified, terminated or unwound from time to time, the “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”);

WHEREAS, in anticipation of the consummation of transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of January 9, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Take-Two-Interactive Software, Inc., Zebra MS I, Inc., a wholly owned subsidiary of Take-Two, and Zebra MS II, Inc., a wholly owned subsidiary of Take-Two (“Merger Sub 2”), Company has requested termination of the Capped Call Transactions;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Capped Call Confirmations.

2. Termination. Notwithstanding anything to the contrary in the Capped Call Confirmations, Company and Dealer agree that, effective on the date hereof and following the termination contemplated hereby, the Number of Options remaining outstanding under the Base Capped Call Transaction shall be reduced to zero and the Number of Options remaining outstanding under the Additional Capped Call Transaction shall be reduced to zero, and in connection therewith Dealer shall be required to pay to Company the Cash Settlement Amount on the Payment Date pursuant to Sections 3 and 4 below.

3. Payments and Deliveries. On the first Scheduled Trading Day following the final Averaging Date (as defined below) or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Payment Date”), Dealer shall pay to Company in immediately available funds cash in an amount equal to the Cash Settlement Amount. The “Cash Settlement Amount” shall mean an amount in US Dollars determined by Dealer using linear interpolation with reference to the table set forth in Schedule A attached hereto.

4. Valuation. “Averaging Date” means June 27, 2022 and the four Scheduled Trading Days thereafter (the period of consecutive Scheduled Trading Days from and including June 27, 2022 through the final Averaging Date being collectively referred to as the “Termination Valuation Period”); provided, however, that if any such date is a Disrupted Day in whole, such date shall not constitute an Averaging Date, and an additional Averaging Date shall occur on the Scheduled Trading Day after the date that would otherwise be the final Averaging Date. “Average VWAP” means the arithmetic average of the VWAP Prices for each Averaging Date during the Termination Valuation Period. “VWAP Price” for any Scheduled Trading Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page TTWO <equity> AQR (or any successor thereto) in respect of the period from 9:30 am to 4:00 pm (New York City time) on such Scheduled Trading Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Scheduled Trading Day for such time period, as determined by Dealer in a good faith, commercially reasonable manner). Notwithstanding the foregoing, if (i) any Scheduled Trading Day in the Termination Valuation Period is a Disrupted Day in part or (ii) Dealer determines in its commercially reasonable judgment that on any Scheduled Trading Day during the Termination Valuation Period an extension of the Termination Valuation Period is reasonably necessary to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer to effect sales of Shares in connection with its hedge unwind activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with internal policies and procedures, then the VWAP Price for such Scheduled Trading Day(s) shall be the volume-weighted average price per Share on such Scheduled Trading Day on the Exchange for such time period, as determined by Dealer in a commercially reasonable manner and the Cash Settlement Amount shall be adjusted by Dealer in its good faith, commercially reasonable discretion to account for such disruption and/or extension.

5. Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) each of it and its Affiliates is not in possession of any material nonpublic information regarding Company or the Shares; and

(f) it is not entering into this Agreement or purchasing to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended.

6. Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7. Account for Payment to Company:

JP Morgan Chase Bank N.A.

ABA Routing: 021000021

Account No.: 156330700

Account Name: Take-Two Interactive Software, Inc.

8. Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10. No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its Affiliates in any respect in connection therewith, and that it will not hold Dealer or its Affiliates accountable for any such consequences.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Barclays Bank PLC

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Authorized signatory

Zynga Inc.

By:	/s/ James Gerard Griffin
Name: James Gerard Griffin
Title: Chief Financial Officer

[Signature Page to Termination Agreement]